UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

 December 5, 2004

Date of Report (Date of earliest event reported):

Commission File Number: 000-28915

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STEREO VISION ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                      95-4786792

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

15452 Cabrieto Road, Suite 204, Van Nuys, California 91406

(Address of principal executive offices)

(310) 205-7998

(Issuer's telephone number, including area code)

Item 5.02    Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 6, 2004, Lance Robbins ("Robbins"), the President, Chief Executive Officer and a director of Stereo Vision Entertainment, Inc. (the "Company"), submitted his resignation to the Company's Board of Directors.  Effective December 6, 2004, Robbins sought termination his employment with the Company for the reasons stated in his letter of resignation (attached hereto as Exhibit 17.1)

Item 9.01    Financial Statements and Exhibits.

Exhibit 17.1 - Letter of Resignation on behalf of Lance Robbins, dated December 5, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREO VISION ENTERTAINMENT, INC.

/s/ Jack Honour

Jack Honour,

Chief Operating Officer

Date: December 10, 2004

Exhibit 17.1

December 5, 2004

Jack Honour

Stereo Vision Entertainment, Inc.

639 5th Avenue

St. Petersburg Beach, Florida 33706

        Re:    Rescission of Agreements

Dear Mr. Honour:

        This letter is to notify you that I hereby resign from all positions I have with Stereovision Entertainment, Inc. (the “Company”) under the Agreement for services dated July 5, 2004 (the “Agreement”) and otherwise. My resignation includes but is not limited to my positions as President, Chief Executive Officer and director.

        My resignation is based on fraud and misrepresentation on your part in negotiation and implementation of the Agreement and the Company’s breach of the Agreement.

        While I occupied these positions I was given no information or power whatsoever and my requests for information necessary to perform my duties were met with refusals and denials.

        Very truly yours,

        /s/ Lance Robbins

        Lance Robbins

cc:    Ted Botts

         Tom Noonan

         Doug Schwartz

         John Bodziak

         Herky Williams